                                                                     EXHIBIT 4.3

                                                               EXECUTION VERSION

================================================================================

                             SHAREHOLDERS AGREEMENT

                            Dated as of June 12, 2006

                                      Among

                             A. Bohl Praktijk B.V.,

                                   Yahoo! Inc.

                            Yahoo! Korea Corporation,

                            Interpark Corporation and

                                  Gmarket, Inc.

================================================================================

                                TABLE OF CONTENTS

ARTICLE I Definitions.................................................    1

ARTICLE II Board of Directors.........................................    4

ARTICLE III Restrictions on Transfer of DutchCo Stock; Legends........    7

ARTICLE IV Preemptive Rights..........................................   12

ARTICLE V Standstill..................................................   14

ARTICLE VI Covenants..................................................   16

ARTICLE VII Confidentiality; Non-Solicitation.........................   20

ARTICLE VIII Termination..............................................   22

ARTICLE IX Governing Law; Submission to Jurisdiction; Arbitration.....   23

Article X Miscellaneous...............................................   24

                                    AGREEMENT

      SHAREHOLDERS AGREEMENT, dated as of June 12, 2006 (this "Agreement"), among A. Bohl Praktijk B.V., a Dutch limited liability company ("DutchCo"), Yahoo! Inc., a corporation organized and existing under the laws of the State of Delaware ("Yahoo"), Yahoo! Korea Corporation, a corporation organized and existing under the laws of the Republic of Korea ("Yahoo! Korea"), Interpark Corporation ("Interpark" and together with DutchCo and Yahoo! Korea, the "Shareholders") and Gmarket, Inc., a corporation organized and existing under the laws of the Republic of Korea (the "Company").

                              W I T N E S S E T H:

      WHEREAS, DutchCo and Yahoo are parties to a Stock Purchase Agreement (the "SPA") dated as of May 31, 2006, pursuant to which DutchCo has agreed to sell and Yahoo has agreed to purchase 4,505,650 shares of Common Stock of the Company and, if applicable, the Additional Purchased Shares (as defined in the SPA) on the terms and conditions set forth therein;

      WHEREAS, one of the conditions precedent to the Closing is that each of DutchCo, the Company and Interpark Corporation shall have duly authorized, executed and delivered this Agreement to Yahoo; and

      WHEREAS, immediately following the Closing, each of the Shareholders will be a shareholder of the Company.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, intending to be legally bound, each of the parties hereto agrees as follows:

                                   ARTICLE I

                                  Definitions

      For purposes of this Agreement, the following terms have the following respective indicated meanings:

      "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person. As used in this definition of the term "Affiliate," "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person by reason of ownership of voting securities, by contract or otherwise. The parties agree that for purposes of this Agreement,
(i) DutchCo shall not be deemed to be an Affiliate of the Company, Interpark or Yahoo! Korea, (ii) Yahoo! Korea shall not be deemed to be an Affiliate of the Company, DutchCo or Interpark, (iii) Interpark shall not be deemed to be an Affiliate of the Company, DutchCo or Yahoo! Korea and

(iv) the Company shall not be deemed to be an Affiliate of DutchCo, Interpark or Yahoo! Korea.

      "AOI" means the Company's Amended Articles of Incorporation, as may be amended, restated and/or otherwise modified from time to time.

      "Board" means the board of directors of the Company.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, the Republic of Korea or the Netherlands are authorized or obligated by applicable law to close.

      "Closing" has the meaning set forth in the SPA.

      "Common Stock" means the common shares of the Company, par value KRW100 per share, including Common Stock represented by American Depositary Shares.

      "Current Market Price" means the average closing bid price per share of Common Stock represented by American Depositary Shares for each Trading Day occurring during the period from and including the first Trading Day after the date of the receipt by Yahoo! Korea of the Post-IPO Intent Notice up to and including the most recent Trading Day immediately preceding the date of Yahoo! Korea's acceptance of the Post-IPO Right of First Offer relating to such Post-IPO Intent Notice pursuant to Section 3.4.

      "DutchCo Stock" means the Equity Securities held by DutchCo as of the date hereof but shall not include any Common Stock acquired by DutchCo after the date hereof.

      "Equity Securities" means any and all shares of capital stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares and any securities that represent the right to receive the Equity Securities.

      "Existing Stockholders Agreement" means the Stockholders Agreement, dated as of December 23, 2004, by and among the Company and certain shareholders of the Company, as amended by the Amendment of the Stockholders Agreement dated as of the date hereof, and as further amended from time to time in accordance with the terms thereof.

      "IPO" means a firm commitment underwritten offering of Common Stock to the public pursuant to the Securities Act, the Korean Securities and Exchange Act or any other securities laws outside of the United States or Korea in which (x) aggregate offering proceeds to the Company is at least $15,000,000 and (y) the per-share price to the public for such shares shall be at least $1.20 (appropriately adjusted for any combination, consolidations, stock splits or stock distributions or stock dividends with respect to such shares).

      "IPO Price" means the initial gross price per share of the Common Stock sold to the public that is printed on the front page of the Company's final prospectus used in the IPO.

      "Korea" means the Republic of Korea.

      "Korean GAAP" means Korean generally accepted accounting principles.

      "Korean Won" or "KRW" means the lawful currency of Korea.

      "on a fully diluted basis" means after giving effect to the conversion into Common Stock of all outstanding Equity Securities that are or will become convertible into Common Stock.

      "person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other legal entity.

      "Registration Statement" means the registration statement on Form F-1 of the Company as filed with the SEC (or such other equivalent form of registration statement that may be filed in non-U.S. jurisdictions) for the purpose of registering shares of Common Stock to be sold in the IPO, as such registration statement may be amended from time to time.

      "Sale Transaction" means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions including, without limitation, any sale of Equity Securities (but excluding the sale of Equity Securities by the Company for capital raising purposes), reorganization, merger or consolidation, other than a transaction in which the holders of the outstanding Voting Securities of the Company immediately prior to such transaction continue to retain (either by such Voting Securities remaining outstanding or by such Voting Securities being converted into Voting Securities of the surviving entity), as a result of Voting Securities held by such holders prior to such transaction, greater than fifty percent (50%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions,
(ii) the acquisition in any transaction or series of related transactions by a single person of such number of outstanding shares of capital stock of the Company which results in such person (in each case, together with its Affiliates) owning at least a majority of the outstanding Voting Securities of the Company immediately after such acquisition, (iii) sale or other conveyance of all or substantially all of the assets of the Company, or (iv) any series of transaction resulting in the foregoing.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section of any such successor federal statute, and the rules and regulations thereunder.

      "Tax" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, withholding, capital gains, securities transfer, acquisition, registration, franchise, profits, inventory, capital stock, license, payroll, employment, social security, unemployment, excise, severance, utility, stamp, occupation, real or personal property, estimated taxes, customs duties, assessments and charges in the nature of a tax and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authorities in connection with any item described in clause (i).

      "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on any other national securities exchange, a day on which such exchange is open for business or (ii) if the relevant stock or security is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system.

      "Transaction Agreements" means this Agreement, the Existing Stockholders Agreement, the SPA, the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company and certain shareholders of the Company, and the letter agreements referred to in Section 6.3(i) and
Section 6.3(j) of the SPA.

      "US GAAP" means United States generally accepted accounting principles.

      "Voting Securities" means, at any time, shares of any class of Equity Securities of the Company which are then entitled to vote generally in the election of Directors.

                                   ARTICLE II

                               Board of Directors

      Section 2.1 Election of Directors. Each Shareholder shall vote all Voting Securities of the Company over which such Shareholder has voting control and shall take all other actions within its control, including, without limitation, calling special meetings of shareholders, attending meetings in person or by proxy for purposes of obtaining a quorum, executing written consents in lieu of meetings, approving amendments and/or restatements of the Company's articles of incorporation or by-laws and removing directors that take actions inconsistent with this Agreement or fail to take actions required to carry out the intent and purposes of this Agreement, so that:

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      (a) at the first annual general meeting of shareholders following the
Closing, which shall be held on or before March 31, 2007, and, for so long as Interpark and its Affiliates in aggregate hold Voting Securities representing at least 5% of the total Voting Securities on an as converted to Common Stock basis, thereafter, two individuals designated by Interpark shall be elected as members of the Board;

      (b) upon the earlier of (i) December 31, 2006 and (ii) the date that is six months after the consummation of the IPO, and, for so long as Yahoo! Korea and its Affiliates in aggregate hold Voting Securities representing at least 5% of the total Voting Securities on an as converted to Common Stock basis, thereafter, one individual designated by Yahoo! Korea or, at its option, Yahoo (the "Yahoo Designee") shall be elected as a member of the Board and the Company shall also take all necessary action, in addition to those actions contemplated to be taken by the Shareholders pursuant to this Section 2.1, to effect and maintain such appointment, including, but not limited to, the distribution of a notice to convene a shareholders meeting relating to the election of such director as promptly as practicable following the receipt of the Yahoo Director Notice by the Company; provided that Yahoo! Korea (or Yahoo, if applicable) shall have consulted with the Company before nominating such individual and the results of such consultation shall be taken in good faith by Yahoo! Korea (or Yahoo, if applicable); provided further that the Yahoo Designee shall be an individual who holds the office of "Director" or higher at Yahoo and whose principal place of employment is at Yahoo's headquarters in the United States;

      (c) [reserved];

      (d) any individual appointed to the Board pursuant to Section 2.1(a) or
(b) of this Agreement shall be removed from the Board upon the request of the Shareholder that designated such individual, and not otherwise, provided that nothing in this Agreement shall be construed to impair any rights that the shareholders of the Company may have to remove any director for cause and provided further that the Shareholder responsible for the removal of such individual shall be liable for all losses and damages that may arise as a result of such removal and shall indemnify and hold harmless the other Shareholders if there are any losses or damages incurred by the other Shareholders as a result of such removal. Each Shareholder agrees not to vote such Shareholder's Voting Securities in favor of the removal of any director appointed pursuant to Section 2.1(a) or (b) of this Agreement other than in accordance with this Section 2.1(d).

      (e) Board Size. The size of the Board shall not exceed nine (9) directors without the prior written consent of Yahoo! Korea.

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        (f) Yahoo! Korea Observer Rights.

            (i) From the date hereof and for so long as Yahoo! Korea and its Affiliates in aggregate hold Voting Securities representing at least 5% of the total Voting Securities on an as converted to Common Stock basis, Yahoo! Korea shall be entitled to designate a non-voting observer (the "Yahoo Observer") to attend all regular and special meetings of the Board and committees of the Board ("Board Committees"). Yahoo! Korea shall have the right to change the person designated as the Yahoo Observer at any time in its sole discretion.

            (ii) The Yahoo Observer shall be provided notice of all Board meetings and of all Board Committee meetings in the same manner as members of the Board and committee members receive such notice and shall receive copies of all materials provided to members of the Board in their capacities as directors and to members of Board Committees in their capacities as committee members.

      Section 2.2 Director Indemnification. The Company will provide identical directors' insurance to each of the directors within forty-five (45) days of the time such individual becomes a member of the Board, which insurance shall be in form and substance satisfactory to a majority of the Board. The Company will provide identical indemnification by the Company to each of the directors at the time such individual becomes a director.

      Section 2.3 Vacant Directorships.

            (a) In the event that any designated individual appointed to the Board pursuant to Section 2.1(a) or (b) of this Agreement for any reason ceases to serve as a member of the Board during his or her term of office, the Shareholder who designated such individual shall have the right to designate a different individual, pursuant to this Article II and in accordance with the AOI, to fill the vacant directorship, and each of the Company and the Shareholders hereby agrees to take, at any time and from time to time, all actions necessary to cause such vacancy to be filled by such individual; and

            (b) prior to the time that the designated individuals appointed to the Board pursuant to Section 2.1(a) or (b) of this Agreement are appointed, the Company and the Shareholders will cause the applicable seats to be left vacant, unless such vacancy would result in a violation of the Korean Commercial Code, in which case the Company may temporarily fill such vacancies, subject to its obligations under Section 2.1(a) and
      (b).

                                  ARTICLE III

               Restrictions on Transfer of DutchCo Stock; Legends

      Section 3.1 Restrictions on Transfer.

            (a) DutchCo shall not transfer, sell, assign, grant an option for, pledge, hypothecate or otherwise directly or indirectly, by operation of law or otherwise, dispose of or encumber (each of the foregoing, a "Transfer") DutchCo Stock, except (i) with the prior written approval of Yahoo! Korea, (ii) to an Affiliate of DutchCo or to a partner, member, stockholder, advisory board member, of DutchCo or any of its Affiliates or any trust or liquidating trust for the benefit of any of the foregoing; provided that any such transferee(s) agrees in writing to be bound by this Agreement as if it were DutchCo by executing a joinder agreement in substantially the form attached hereto as Annex B as a condition precedent to such Transfer, (iii) as part of a Sale Transaction to a third party in a bona fide arms' length transaction, provided that such Sale Transaction occurs prior to the IPO, or (iv) in accordance with Section 3.2, Section
      3.3 and Section 3.4 of this Agreement, as applicable.

            (b) To the extent permitted under law, if any purported Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio. The Company and Yahoo! Korea shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Article III by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any transferee of a prohibited Transfer as one of its shareholders for any purpose to the extent permitted by applicable law.

      Section 3.2 Permitted Transfers Prior to IPO.

            (a) Except as otherwise permitted under Section 3.1(a), prior to the IPO, DutchCo may transfer all or any portion of the DutchCo Stock only in accordance with the following:

            (i) DutchCo shall deliver a written notice (the "Pre-IPO Offer Notice") to Yahoo! Korea and the Company of DutchCo's desire to sell all or a portion of the then remaining DutchCo Stock. The Pre-IPO Offer Notice shall specify (A) DutchCo's bona fide intention to sell or transfer such shares of DutchCo Stock, (B) the number, class and series of shares of DutchCo Stock that DutchCo desires to sell (the "Pre-IPO Offered DutchCo Stock"), (C) the price per share (the "Sale Price") of Pre-IPO Offered DutchCo Stock and (D) any other material terms of the proposed sale. The Pre-IPO Offer Notice shall constitute an irrevocable offer to sell all such Offered DutchCo Stock to Yahoo! Korea on the basis described below at the Sale Price and on the terms as set forth in the Pre-IPO Offer Notice.

            (ii) Yahoo! Korea shall have the right (the "Pre-IPO Right of First Offer"), but not the obligation, to purchase all, but not less than all, of the Pre-IPO Offered DutchCo Stock at the Sale Price. To exercise its Pre-IPO Right of First Offer, Yahoo! Korea shall, within twenty (20) Business Days after receipt of the Pre-IPO Offer Notice (the "Pre-IPO Offer Period"), deliver to DutchCo and the Company a written notice of acceptance (the "Pre-IPO Offer Acceptance") of the offer set forth in the Pre-IPO Offer Notice signed by or on behalf of Yahoo! Korea that Yahoo! Korea shall purchase all of the Pre-IPO Offered DutchCo Stock at the Sale Price and on the terms set forth in the Pre-IPO Offer Notice. The closing of the sale and purchase of the Pre-IPO Offered DutchCo Stock shall occur on the date which is the later of (A) the date which is five (5) Business Days following the expiration of the Pre-IPO Offer Period and (B) five (5) Business Days following the date all governmental approval or filing requirements in respect of the sale and purchase of the Pre-IPO Offered DutchCo Stock have been satisfied or expired. As a condition precedent to Yahoo! Korea's obligation with respect to the closing of the sale of the Pre-IPO Offered DutchCo Stock, the Oak Entities (as defined in the SPA) shall enter into a stock purchase agreement in the form attached hereto as Exhibit A with Yahoo! Korea.

            (iii) In the event Yahoo! Korea elects not to or fails to timely exercise the Pre-IPO Right of First Offer with respect to all of the Pre-IPO Offered DutchCo Stock, DutchCo may sell or transfer (a "Pre-IPO Permitted Sale") all or some of the Pre-IPO Offered DutchCo Stock at a price not less than the Sale Price and on terms no more favorable to the proposed purchaser and no less favorable to DutchCo than the terms provided in the Pre-IPO Offer Notice. If the Pre-IPO Permitted Sale is not consummated within thirty (30) Business Days following the expiration of the Pre-IPO Offer Period (or such longer period of time as may be agreed to by DutchCo and Yahoo! Korea), DutchCo may sell DutchCo Stock only after DutchCo shall have again complied with the provisions set forth in this Article III.

      Section 3.3 Permitted Transfers Pursuant to the IPO.

      DutchCo may transfer 2,252,825 shares of DutchCo Stock (as appropriately adjusted for stock splits, share distributions, share dividends or recapitalization or other reorganizations) pursuant to the Registration Statement only in accordance with the following:

            (a) Pursuant to Section 5.5 of the SPA, DutchCo has delivered notice (the "IPO Offer Notice") to Yahoo! Korea and the Company of DutchCo's bona fide intention to sell 2,252,825 shares of DutchCo Stock (as appropriately adjusted for stock splits, share distributions, share dividends or recapitalization or other reorganizations) (the "IPO Offered DutchCo Stock") pursuant to the Registration Statement. The IPO Offer Notice constitutes an irrevocable offer to sell by DutchCo all such IPO Offered DutchCo Stock to Yahoo! Korea on the basis described below at the IPO Price.

            (b) Yahoo! Korea shall have the right (the "IPO Right of First Offer"), but not the obligation, to purchase all, but not less than all, of the IPO Offered

      DutchCo Stock at the IPO Price. To exercise its IPO Right of First Offer, Yahoo! Korea shall have, within two (2) days after the date of the SPA (the "IPO Offer Period"), delivered to DutchCo and the Company a written notice of acceptance (the "IPO Offer Acceptance") of the offer set forth in the IPO Offer Notice signed by or on behalf of Yahoo! Korea that Yahoo! Korea shall purchase all of the IPO Offered DutchCo Stock at the IPO Price. The closing of the sale and purchase of the IPO Offered DutchCo Stock shall occur on the date which is the later of (A) the date which is five (5) Business Days following the consummation of the IPO and (B) five
      (5) Business Days following the date all governmental approval or filing requirements in respect of the sale and purchase of the IPO Offered DutchCo Stock have been satisfied or expired. As a condition precedent to Yahoo! Korea's obligation with respect to the closing of the sale of the IPO Offered DutchCo Stock, the Oak Entities (as defined in the SPA) shall enter into a stock purchase agreement in the form attached hereto as Exhibit A with Yahoo! Korea. The parties hereto agree that if Yahoo! Korea does not deliver an IPO Offer Acceptance within two (2) days after the date of the SPA, Yahoo! Korea shall be deemed to have elected not to exercise the IPO Right of First Offer.

            (c) In the event Yahoo! Korea elects not to, or fails to timely exercise, the IPO Right of First Offer with respect to all of the IPO Offered DutchCo Stock, DutchCo may sell or transfer (an "IPO Permitted Sale") all or some of the IPO Offered DutchCo Stock pursuant to the Registration Statement. If the IPO Permitted Sale is not consummated within six (6) months of the date hereof, DutchCo may conduct an IPO Permitted Sale only after DutchCo shall have again complied with the provisions of this Article III (provided that DutchCo shall give Yahoo! Korea at least 20 Business Days notice of any new such intention to sell shares of DutchCo Stock pursuant to the Registration Statement).

            (d) If the IPO has not been consummated on or before the date that is six months immediately following the date of the SPA, Yahoo! Korea may, but shall no longer be required to, purchase the IPO Offered DutchCo Stock pursuant to its IPO Offer Acceptance, and DutchCo shall give Yahoo! Korea notice of the expected consummation date of the IPO at least twenty (20) Business Days prior to such expected consummation date.

      Section 3.4 Permitted Transfers After the IPO.

            (a) Except as otherwise permitted under Section 3.1(a), after the IPO, DutchCo may transfer all or any portion of the DutchCo Stock only in accordance with the following:

            (i) DutchCo shall deliver a written notice (the "Post-IPO Intent Notice") to Yahoo! Korea and the Company of DutchCo's desire to sell all or a portion of the then remaining DutchCo Stock (such DutchCo Stock proposed to be sold, or such DutchCo Stock proposed to be sold as set forth in the Post-IPO Offer

Notice, as applicable, the "Post-IPO Offered DutchCo Stock") in a sale pursuant to a marketed public offering (a "Public DutchCo Sale"). The Post-IPO Intent Notice shall specify (A) DutchCo's bona fide intention to sell or transfer such DutchCo Stock and (B) the number of shares of DutchCo Stock that DutchCo desires to sell. The price per share of Post-IPO Offered DutchCo Stock in such Public DutchCo Sale shall be the Current Market Price. The Post-IPO Intent Notice shall constitute an irrevocable offer to sell all such Post-IPO Offered DutchCo Stock to Yahoo! Korea at the Current Market Price

            (ii) DutchCo shall deliver a written notice (the "Post-IPO Offer Notice") to Yahoo! Korea and the Company of DutchCo's desire to sell all or a portion of the Post-IPO Offered DutchCo Stock in a private sale (a "Private DutchCo Sale"). The Post-IPO Offer Notice shall specify (A) DutchCo's bona fide intention to sell or transfer such DutchCo Stock, (B) the number of shares of DutchCo Stock that DutchCo desires to sell, (C) the price per share (the "Post-IPO Sale Price") of Post-IPO Offered DutchCo Stock in such Private DutchCo Sale, and (D) any other material terms of the proposed sale. The Post-IPO Offer Notice shall constitute an irrevocable offer to sell all such Post-IPO Offered DutchCo Stock to Yahoo! Korea at the Post-IPO Sale Price and on the terms as set forth in the Post-IPO Offer Notice.

            (iii) At any time during the period from the date of receipt of the Post-IPO Intent Notice or Post-IPO Offer Notice, as applicable, and up to and including twenty (20) Business Days after the date of receipt of such notice, Yahoo! Korea shall have the right (the "Post-IPO Right of First Offer"), but not the obligation, to purchase some or all of the Post-IPO Offered DutchCo Stock at the Current Market Price or Post-IPO Sale Price, as applicable. To exercise its Post-IPO Right of First Offer, Yahoo! Korea shall, within twenty (20) Business Days after receipt of the Post-IPO Intent Notice or Post-IPO Offer Notice, as applicable (the "Post-IPO Offer Period"), deliver to DutchCo and the Company a written notice of acceptance (the "Post-IPO Offer Acceptance") of the offer set forth in the Post-IPO Intent Notice or the Post-IPO Offer Notice, as applicable, signed by or on behalf of Yahoo! Korea specifying the amount of Post-IPO Offered DutchCo Stock that Yahoo! Korea shall purchase. The closing of the sale and purchase of the Post-IPO Offered DutchCo Stock shall occur on the date which is the later of (A) the date which is five (5) Business Days following the expiration of the Post-IPO Offer Period and (B) five (5) Business Days following the date all governmental approval or filing requirements in respect of the sale and purchase of the Post-IPO Offered DutchCo Stock have been satisfied or expired. As a condition precedent to Yahoo! Korea's obligation with respect to the closing of the sale of the Post-IPO Offered DutchCo Stock, the Oak Entities (as defined in the SPA) shall enter into a stock purchase agreement in the form attached hereto as Exhibit A with Yahoo! Korea.

            (iv) In the event Yahoo! Korea elects not to, or fails to timely, exercise the Post-IPO Right of First Offer with respect to some or all of the Post-IPO Offered DutchCo Stock, DutchCo may sell or transfer (a "Post-IPO Permitted Sale") that number of Post-IPO Offered DutchCo Stock not accepted for purchase in the Post-IPO Offer Acceptance, with respect to a Public DutchCo Sale, pursuant to such price that is satisfactory to DutchCo in its sole discretion, and with respect to a Private DutchCo Sale, at a price not less than the Post-IPO Sale Price and on terms no more favorable to the proposed purchaser and no less favorable to DutchCo than the terms provided in the Post-IPO Offer Notice. If the Post-IPO Permitted Sale is not consummated, with respect to a Private DutchCo Sale, within thirty (30) Business Days, and, with respect to a Public DutchCo Sale, within sixty (60) Business Days, following the expiration of the Post-IPO Offer Period (or such longer period of time as may be agreed to by DutchCo and Yahoo! Korea), DutchCo may conduct a Post-IPO Permitted Sale only after DutchCo shall have again complied with the provisions of this Article III.

For purposes of Section 3.4(a), the term "Public DutchCo Sale" shall mean the sale by DutchCo of DutchCo Stock in a public transaction, including, but not limited to a marketed public offering, a sale on the open market in accordance with Rule 144 promulgated under the Securities Act, or a similar public transaction; provided, however, that the term "Public Sale" shall not include any privately negotiated transactions or sales. The intent of this definition is that it include a traditional Rule 144 sale through a broker into the public markets (i.e. the purchaser and seller do not know each other and have no privity of contract), but exclude a privately negotiated sale between two or more parties, irrespective of whether a broker acts as an intermediary.

      Section 3.5 Conditions to and Consequences of Permitted Sales. For all purposes under this Agreement, the DutchCo Stock transferred pursuant to a Pre-IPO Permitted Sale, an IPO Permitted Sale or a Post-IPO Permitted Sale and the transferees of such DutchCo Stock (with respect to such DutchCo Stock only) shall not be subject to the terms and conditions of this Agreement.

      Section 3.6 Legends; Compliance with Securities laws.

            (a) Each certificate representing Common Stock owned by DutchCo, Interpark and Yahoo! Korea and their respective Affiliates and any other party hereto shall bear the following legend:

            "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of
            (i) the Stockholders Agreement, dated as of December 23, 2004, by and among the Company and certain shareholders of the Company, as amended by the Amendment of the Stockholders Agreement dated as of June 12, 2006, and as may be further amended from time to time and
            (ii) the Shareholders Agreement, dated as of June 12, 2006, by and among the Company and certain shareholders of the Company, as such may be amended from time to time. Such agreements also contain voting provisions and approved sale provisions obligating the sale of shares in certain circumstances. The Company will furnish a copy of such agreements to the holder of this certificate upon request and without charge."

            (b) Each party hereto agrees that, in addition to complying with the restrictions on transfer set forth elsewhere in this Agreement, such party will not, directly or indirectly Transfer any Common Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Common Stock) in violation of the Securities Act, applicable state securities or "blue sky" laws of the United States, Korean Commercial Code or any rules or regulations thereunder.

      Section 3.7 Termination. Subject to Section 8.2 of this Agreement, Sections 3.1 through 3.5 of this Agreement shall terminate and be of no further force and effect upon the earlier of (i) the termination of this Agreement pursuant to Article VIII below and (ii) two (2) years from the date hereof.

                                   ARTICLE IV

                                Preemptive Rights

      Section 4.1 Preemptive Rights.

            (a) Right of First Offer. The Company shall, prior to any issuance by the Company of any of its Equity Securities, offer to (1) Yahoo! Korea (for so long as Yahoo! Korea is an "accredited investor" (as such term is defined in Rule 501(a) of the Securities Act) or, if not an "accredited investor," the sale to Yahoo! Korea would not require the registration of such sale with the SEC) and (2) DutchCo (for so long as (A) DutchCo is an "accredited investor" or, if not an "accredited investor," otherwise satisfies any securities law requirements imposed by the Company in its sole discretion and (B) the Existing Stockholders Agreement shall not have terminated) (the persons identified in each of clauses (1) and (2), the "Eligible Shareholders"), by written notice the right, for a period of twenty (20) Business Days to purchase such Eligible Shareholder's pro rata portion of such securities (the "Eligible Amount") for cash at an amount equal to the price or other consideration for which such securities are to be issued, provided, however, that the first offer rights of the Eligible Shareholders pursuant to this Section 4.1 shall not apply to securities issued:

         (i) In the IPO that are registered pursuant to the Registration Statement;

         (ii) As a stock dividend or upon any subdivision of shares of Common Stock, provided that only additional shares of Common Stock are issued pursuant to such stock dividend or subdivision;

         (iii) To persons who are not shareholders or Affiliates of the Company or Affiliates of the shareholders of the Company as consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other unrelated person;

         (iv) To directors, officers, employees, advisors or consultants of the Company in connection with their services to the Company pursuant to any equity incentive plans or other arrangements, contracts or agreements approved by the Board;

         (v) To persons who are not shareholders or Affiliates of the Company or Affiliates of shareholders of the Company in connection with strategic transactions approved by the Board, involving the Company and other unrelated persons; and

         (vi) Upon the exercise of any option, warrant or other right which was not itself in violation of the terms of this Section 4.1.

      Each Eligible Shareholder's pro rata share of the securities proposed to be offered by the Company shall be calculated by multiplying the number of securities proposed to be offered by the Company by a fraction, the numerator of which shall be the number of shares of capital stock of the Company held by such Eligible Shareholder as of the date of the Company's notice of offer and the denominator of which shall be the aggregate number of shares of capital stock of the Company held on such date by all holders of capital stock of the Company (in all cases, calculated on an as converted to Common Stock basis).

      (b) Mechanics. The Company's written notice to the Eligible Shareholders shall describe the securities proposed to be issued by the Company and specify the Eligible Amount for such Eligible Shareholder, price and payment terms. Each Eligible Shareholder may accept the Company's offer as to all of such Eligible Amount or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid twenty (20) Business Days period, in which event the Company shall promptly sell and such Eligible Shareholder shall buy, upon the terms specified, the number of securities agreed to be purchased by such Eligible Shareholder. Notwithstanding the foregoing, if any Eligible Shareholder agrees to purchase less than the full number of its Eligible Amount, the balance of such securities offered by the Company shall be allocated among the other Eligible Shareholders accepting the Company's offer in proportion to their relative equity ownership interests in Voting Securities of the Company (in accordance with Section 4.1(a) above), or as such Eligible Shareholders may otherwise agree among themselves, but no Eligible Shareholder shall be obligated to purchase any such additional securities. The Company, pursuant to a resolution of the Board, shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Eligible Shareholders, to offer and sell to any third party the number of such securities not agreed by the Eligible Shareholders to be purchased by them, at a price and on payment terms no more favorable to such third party and no less favorable to the Company than those specified in such notice of offer to the Eligible Shareholders. However, if such sale or sales to such third party are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 4.1.

      Notwithstanding the foregoing provisions of Section 4.1(a), if the Board (including the affirmative vote of the director nominated by Yahoo! Korea (or Yahoo, if applicable)) determines that it is in the Company's best interests to consummate any sale of securities prior to expiration of the twenty (20) Business Day period in this Section 4.1(b), the Company may consummate such sale prior to expiration of such twenty (20) Business Day period so long as the Company makes appropriate provision within twenty (20) Business Days after consummation of such sale to satisfy any purchase rights under Section 4.1(a) which are exercised by any Eligible Shareholder (as if such Eligible Shareholder had exercised such purchase rights prior to the issuance contemplated by this sentence).

      (c) [Reserved]

                                   ARTICLE V

                                   Standstill

      Section 5.1 Standstill. Other than acquisitions of Equity Securities permitted elsewhere in this Agreement and the other Transaction Agreements, without the prior written consent of the Company, Yahoo! Korea may not, and shall cause its Affiliates not to, in any manner, directly or indirectly, other than in accordance with any Transaction Agreement,

            (a) acquire, offer or agree to acquire, or make any proposal or indicate any interest with respect to the acquisition of, directly or indirectly, by purchase or otherwise, (i) any material assets or property of the Company or its successors or (ii) any Equity Securities of the Company;

            (b) make, or in any way participate in, any solicitation of proxies with respect to any Common Stock or in any way participate in a proxy contest or initiate, propose or participate in any shareholder proposal or solicit shareholders of the Company for the approval of one or more shareholder proposals, which, if approved and consummated, would result in a Sale Transaction;

            (c) deposit any Common Stock in a voting trust or subject them to any voting agreement or arrangements, except for arrangements with a depositary with respect to American Depositary Shares representing Common Stock;

            (d) vote or agree to vote in concert with any other person or group for the purpose of acquiring, holding or disposing of Voting Securities of the Company for the purpose of seeking to control the Board or the management or policies of the Company; or

            (e) form a "group" as that term is used in Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended, for the purpose of effecting any of the foregoing,

in each case, to the extent that Yahoo! Korea or any third party would acquire
(i) direct or indirect beneficial ownership or (ii) possession, directly or indirectly, of the power to direct or cause the direction of the management policies of the Company by reason of ownership of Voting Securities, by contract or otherwise, of greater than 30% of the then total issued and outstanding Equity Securities. Notwithstanding the foregoing, this Section 5.1 shall not apply to transfers or actions solely among Yahoo! Korea and any of its Affiliates.

      Section 5.2 Exceptions to Standstill. Notwithstanding the foregoing, none of the prohibitions of Section 5.1 shall apply (A) if an unsolicited bona fide tender offer or exchange offer is made by any person or "group" (as that term is used in Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended) of persons to acquire securities of the Company which would (when added to shares already owned by such group) represent 35% or more of the total combined voting power or total economic power of all Voting Securities of the Company then outstanding or (B) if the Company enters into an agreement providing for the sale of all or substantially all of the Company's assets or a merger or other business combination as a result of which less than 65% of the outstanding Voting Securities of the Company or the surviving entity are to be owned by persons who were shareholders of the Company immediately prior to the consummation of the transaction contemplated by such agreement or publicly recommends to its shareholders a tender or exchange offer. In addition, if the Board of Directors of the Company determines that the Company is for sale, then the Company agrees that it shall invite Yahoo! Korea to make its own proposal to the Company as soon as practicable thereafter. The Company agrees that if it hereafter provides material confidential information concerning the Company as part of discussions or proposed discussions concerning a business combination with or sale of the Company to any person or group without the recipient being bound by a standstill agreement or if a standstill agreement entered into by such person or group contains terms more favorable to such person or group or less favorable to the Company than the terms of the standstill limitation contained in this Agreement, then the limitations of Section 5.1 of this Agreement shall automatically terminate. The Company agrees to give Yahoo! Korea notice, as soon as practicable thereafter, of the provision hereafter of material confidential information concerning the Company as part of discussions or proposed discussions concerning a business combination or sale of the Company unless prior to or concurrent therewith such person executes a standstill agreement on terms no more favorable to such person than the terms of the standstill limitation contained in Section 5.1 of this Agreement in which event no such notice shall be required.

      Section 5.3 Termination. This Section 5 shall terminate and be of no further force and effect upon the earliest of (i) the date on which Yahoo! Korea and its Affiliates in aggregate no longer hold Equity Securities representing at least 5% of the total Common Stock on a fully diluted basis, (ii) the closing of a Sale Transaction and (iii) the third anniversary of the date hereof.

                                   ARTICLE VI

                                   Covenants

      Section 6.1 Information Rights.

      (a)So long as Yahoo! Korea holds Equity Securities representing at least 5% of the total Common Stock on a fully diluted basis, the Company shall deliver to Yahoo! Korea the following:

            (i) As soon as available but in any event not later than forty-five
(45) days after the end of each of the quarterly accounting periods of the Company, the unaudited balance sheet of the Company as of the end of each such period and the related unaudited statements of operations of the Company for such quarterly period, in each case, prepared in accordance with Korean GAAP, provided, however, that for the three months ending March 31, 2007 and for each quarterly period thereafter the Company shall use its best efforts to provide drafts to Yahoo! Korea of such financial statements within thirty (30) days after the end of each such quarterly accounting period.

            (ii) (A) As soon as available, but in any event no later than ninety
(90) days after the end of each fiscal year of the Company, a copy of the non-consolidated balance sheets of the Company as of the end of such fiscal year and the related non-consolidated statements of operations, shareholders equity and cash flows of the Company stating in comparative form the figures as of the end of and for the previous fiscal year audited by a firm of independent certified public accountants of recognized international standing selected by the Company and approved by the shareholders, and (B) as soon as available, but in any event no later than one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, shareholders equity and cash flows of the Company and its subsidiaries stating in comparative form the figures as of the end of and for the previous fiscal year audited by a firm of independent certified public accountants of recognized international standing selected by the Company and approved by the shareholders, in each case, prepared in accordance with Korean GAAP.

            (iii) In the event that the Company is subject to the reporting requirements of the Securities and Exchange Act of 1934 (the "Exchange Act"), as soon as available but in any event not later than forty-five (45) days after the end of each of the quarterly accounting periods of the Company, the unaudited consolidated balance sheet of the Company as of the end of each such period, the related unaudited consolidated statements of operations, shareholders' equity and cash flows of the Company for such quarterly period, in each case, prepared in accordance with US GAAP.

            (iv) In the event that the Company is subject to the reporting requirements of the Exchange Act, as soon as available, but in any event no later than ninety (90) days after the end of each fiscal year of the Company, a copy of the unaudited consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year and the related unaudited consolidated statements of operations, shareholders equity and cash flows of the Company and its subsidiaries stating in comparative form the figures as of the end of and for the previous fiscal year, in each case, prepared in accordance with US GAAP.

            (v) In the event that the Company is subject to the reporting requirements of the Exchange Act, as soon as available, but in any event no later than one hundred eighty (180) days after the end of each fiscal year of the Company, a copy of the consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, shareholders equity and cash flows of the Company and its subsidiaries stating in comparative form the figures as of the end of and for the previous fiscal year audited by a firm of independent certified public accountants of recognized international standing selected by the Company and approved by the shareholders, in each case, prepared in accordance with US GAAP; provided, however, that the Company shall use its best efforts to provide such financial statements within one hundred twenty days (120) days after the end of each fiscal year of the Company.

            (vi) As soon as practicable following approval by the Board, a copy of the annual strategic plan and budget of the Company and its subsidiaries.

            (vii) With reasonable promptness, subject to applicable law and provided that such request is for a legitimate and proper business purpose, such other information and data with respect to the Company or any of its subsidiaries as from time to time may be reasonably requested by Yahoo! Korea.

            (viii) [Reserved]

            (ix) No later than sixty (60) days after the end of each fiscal year the then latest draft of the annual financial statements to be eventually delivered to Yahoo! Korea pursuant to clause (ii) and, if applicable clauses
(iv) and (v) of this Section 6(a).

      (b)At such time that Yahoo! Korea or any of its Affiliates anticipates in good faith that, within forty-five days, circumstances may arise that would require Yahoo! Korea (or any of its Affiliates) to account for its investment in the Company under the equity method of accounting in accordance with US GAAP (the "Equity Accounting Shift"), upon written notice from Yahoo! Korea, the Company will use its best efforts to promptly provide Yahoo! Korea with such additional information as Yahoo! Korea may reasonably request in writing, taking into account the generally accepted accounting principles applicable to Yahoo! Korea, relating to the potential Equity Accounting Shift. In furtherance of the foregoing, upon written notice from Yahoo! Korea, the Company will use its best efforts to promptly provide Yahoo! Korea with access to members of the Company's accounting and finance team who shall be instructed by the Company to explain or clarify the accounting policies of the Company to, and answer any questions directly relating to the potential Equity Accounting Shift from, Yahoo! Korea.

      (c)Upon notice of the Equity Accounting Shift, the Company shall (1) use its best efforts to maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with Korean GAAP, or if the Company is subject to the reporting requirements of the Exchange Act, US GAAP, (2) set aside on its books all such proper accruals and reserves as shall be required under Korean GAAP, or if the Company is subject to the reporting requirements of the Exchange Act, US GAAP, and (3) ensure that the financial statements referred to in Section 6.1(a) shall be prepared in accordance with Korean GAAP, or if the Company is subject to the reporting requirements of the Exchange Act, US GAAP. In addition, the Company shall use its best efforts to provide to Yahoo! Korea (A) explanations for any significant movements from the prior quarter in each of the unaudited consolidated balance sheets and statements of income, stockholders' equity and cash flows in conjunction with 6.1(a) above, and (B) certain operating metrics relevant to the Company's businesses and used by Company management for decision making purposes, as agreed to be disclosed by the Company to Yahoo! Korea, which shall include, at minimum: the number of unique visitors, registered users, gross merchandise value and number of transactions.

      (d)During such times that the Company is subject to Section 404 of Sarbanes-Oxley Act of 2002, upon notice of the Equity Accounting Shift, if the Company has identified currently or in the past a material weakness or significant deficiency as such terms are defined in Auditing Standard No. 2 of the Public Company Accounting Oversight Board, the Company shall (a) contemporaneously with disclosure to the Company's audit committee give to Yahoo! Korea written notice thereof specifying in reasonable detail the material weakness or significant deficiency, (b) if not corrected, shall use its best efforts to correct such material weakness or significant deficiency in accordance with the directions of the audit committee, and (c) if such material weakness or significant deficiency has been corrected, shall furnish to Yahoo! Korea contemporaneously with disclosure to the Company's audit committee such documents, records and information as are reasonably necessary to confirm correction of such issues.

      (e)All rights exercisable by Yahoo! Korea in this Section 6.1 may, at the discretion of Yahoo! Korea, also be exercised by Yahoo.

      Section 6.2 Lock-up. Yahoo! Korea and its Affiliates will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, or cause the Company to file with the SEC a registration statement under the Securities Act relating to, any Common Stock or American Depositary Shares ("ADSs"), or securities of the Company that are substantially similar to the Common Stock or ADSs, including but not limited to any options or warrants to purchase, or any securities convertible into, exchangeable for or that represent the right to receive any Common Stock or ADSs, whether now owned or hereinafter acquired, owned directly by Yahoo! Korea or its Affiliates (including holding as a custodian) or with respect to which the Yahoo! Korea or its Affiliates has beneficial ownership within the rules and regulations of the SEC (collectively "Yahoo! Korea's Securities"). The foregoing restriction is expressly agreed to preclude Yahoo! Korea and its Affiliates from engaging in any hedging, swap or other transaction or arrangement which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Yahoo! Korea's Securities even if Yahoo! Korea's Securities would be disposed of by someone other than Yahoo! Korea or its Affiliates, or transfers, in whole or in part, any of the economic consequences of ownership of Yahoo! Korea's Securities, whether any of these transactions are to be settled by delivery of Yahoo! Korea's Securities or other securities, in cash or otherwise. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of Yahoo! Korea's Securities or with respect to any security that includes, relates to, or derives any significant part of its value from Yahoo! Korea's Securities. In addition, Yahoo! Korea agrees, and agrees to cause its Affiliates not to, publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the other parties hereto. Notwithstanding anything to the contrary in this Section 6.2,
(i) only Yahoo! Korea, and those Affiliates of Yahoo! Korea who have obtained Equity Securities from DutchCo, the Company or Yahoo! Korea, shall be subject to this Section 6.2, (ii) Yahoo! Korea and its Affiliates may Transfer any of Yahoo! Korea's Securities to any Affiliate of Yahoo! Korea provided that such transferee agrees, as a pre-condition to such transfer, to be bound by the provisions of this Section 6.2, and (iii) this Section 6.2 shall terminate six
(6) months after the date of this Agreement.

                                  ARTICLE VII

                        Confidentiality; Non-Solicitation

      Section 7.1 Confidential Information. By virtue of this Agreement, each party may have access to information that is confidential to the Company or the other party. As used in this Agreement, the term "Confidential Information" shall mean only such information of the Company or a party that may be reasonably understood from legends, the nature of such information itself and/or the circumstances of such information's disclosure to be confidential and/or proprietary to the Company, a party or to third parties to which any of the Company or a party owes a duty of nondisclosure.

      Section 7.2 Confidentiality. Each party (for purposes of this Section 7.2, the "Receiving Party") agrees hereto that as to any Confidential Information of the Company or the other party (for purposes of this Section 7.2, the "Disclosing Party") obtained in any manner by it, it is obligated:

            (a) to use and disclose such Confidential Information only in the performance of this Agreement or as otherwise expressly permitted by this Agreement or by the Disclosing Party;

            (b) not to make copies of any such Confidential Information or any part thereof except to the extent required to fulfill its obligations under this Agreement or to exercise its rights hereunder;

            (c) not to disclose any such Confidential Information to any third person and to keep such Confidential Information confidential; provided, however, that it may disclose Confidential Information received hereunder to its directors, officers, employees, consultants and agents (collectively, "Representatives") who have a need to know the Confidential Information to perform or exercise rights under this Agreement; provided such Representatives agree to keep such Confidential Information confidential and the Receiving Party shall be liable for any breach by its Representatives of their respective obligation of confidentiality. Confidential Information shall not otherwise be disclosed to any third person without the prior written consent of the Company and/or the Disclosing Party, as the case may be; and

            (d) to return to the Company and the Disclosing Party, as applicable, or destroy, such Confidential Information received hereunder, whether in any tangible medium of expression or electronic or other form or format, promptly upon the expiration or termination of this Agreement.

      Section 7.3 Exceptions to Confidentiality. The restrictions set forth in
Section 7.2 on the use and disclosure of Confidential Information shall not apply to information that:

            (a) was publicly known prior to the time of the Disclosing Party's communication thereof to the Receiving Party;

            (b) becomes publicly known through no fault of the Receiving Party subsequent to the time of the Disclosing Party's communication thereof to the Receiving Party or its Representatives;

            (c) is in the Receiving Party's possession free, to the Receiving Party's Knowledge, of any obligation of confidence immediately prior to the time of the Disclosing Party's communication thereof to the Receiving Party or its Representatives; or

            (d) is identified by the Disclosing Party in writing as no longer proprietary or confidential.

      In the event the Receiving Party is required by applicable law to disclose any of the Disclosing Party's Confidential Information, the Receiving Party will promptly notify the Disclosing Party in writing, if reasonably possible, prior to making any such disclosure in order to facilitate the Disclosing Party's efforts to seek a protective order or other appropriate remedy from the proper authority. The Receiving Party agrees to cooperate with the Disclosing Party, at the sole expense of the Disclosing Party, in seeking such order or other remedy. The Receiving Party further agrees that if the Disclosing Party is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which, in the judgment of its legal advisors, it is legally required to furnish and will request that confidential treatment be accorded to such Confidential Information.

      Section 7.4 Confidentiality of Agreement. Except as otherwise provided in this Section 7, the Receiving Party shall cause its Representatives to treat the terms of this Agreement after the date hereof as strictly confidential (unless compelled to disclose by judicial or administrative process or, in the opinion of legal counsel, by other requirements of applicable law or in connection with the IPO).

      Section 7.5 Specific Performance. If the Receiving Party (either directly or through its Representatives) is in default under this Section 7, the Receiving Party acknowledges that it would be extremely impracticable to measure the resulting damages. Accordingly, in addition to any other available rights or remedies, the Disclosing Party may sue in equity for specific performance and the Receiving Party expressly waives the defense that a remedy in damages would be adequate.

      Section 7.6 Non-solicitation by Yahoo and its Affiliates. Until the earliest of (i) the date on which Yahoo and its Affiliates in aggregate no longer hold Equity

Securities representing at least 5% of the total Common Stock on a fully diluted basis, (ii) the closing of a Sale Transaction and (iii) the third anniversary of the date of this Agreement, Yahoo and its Affiliates will not employ or attempt to employ or divert any person known to Yahoo or its Affiliates to be a Key Employee of the Company, provided that Yahoo and its Affiliates may (a) employ or attempt to employ any persons who are no longer employed by the Company at the time of first contact by Yahoo or its Affiliate with such person, (b) engage in general solicitations of employment not specifically directed at employees of the Company, or (c) employ any person who contacts Yahoo or its Affiliates on his or her own initiative without any direct or indirect solicitation (other than general solicitations described in the foregoing clauses (b)) by or encouragement from Yahoo or its Affiliates. "Key Employee" for the purposes of this section shall mean any employee of the Company at or above the title designation "Part Jang."

      Section 7.7 Non-solicitation by the Company. Until the earliest of (i) the date on which Yahoo and its Affiliates in aggregate no longer hold Equity Securities representing at least 5% of the total Common Stock on a fully diluted basis, (ii) the closing of a Sale Transaction and (iii) the third anniversary of the date of this Agreement, the Company will not employ or attempt to employ or divert any person known to the Company to be a Key Employee of Yahoo, provided that the Company may (a) employ or attempt to employ any persons who are no longer employed by Yahoo at the time of first contact by the Company with such person, (b) engage in general solicitations of employment not specifically directed at employees of Yahoo, or (c) employ any person who contacts the Company on his or her own initiative without any direct or indirect solicitation (other than general solicitations described in the foregoing clauses (b)) by or encouragement from the Company. "Key Employee" for the purposes of this section shall mean any employee of Yahoo at or above the title designation "Team Jang" or its equivalent title.

                                  ARTICLE VIII

                                   Termination

      Section 8.1 Term. This Agreement shall become effective only if Closing has occurred and in such case, shall become effective upon Closing. This Agreement

            (a) shall terminate with respect to Yahoo! Korea and its Affiliates when Yahoo! Korea and its Affiliates collectively own Equity Securities representing less than 2% of the then issued and outstanding Common Stock on a fully diluted basis; and

            (b) may be terminated by mutual agreement of the parties hereto.

      Section 8.2 Effect of Termination. No expiration or termination of this Agreement or any provision hereof will release any party from any obligation that arose on or prior to the effective date of such termination. No termination or expiration of this Agreement or any provision hereof will affect any party's rights to pursue all legal remedies for any breach thereof which occurred prior to such termination or expiration, which rights will survive such termination. The provisions of Articles VII, VIII and IX shall survive unimpaired by any expiration or termination of this Agreement.

                                   ARTICLE IX

             Governing Law; Submission to Jurisdiction; Arbitration

      Section 9.1 Governing Law. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by and construed and interpreted in accordance with the laws of Korea, without giving effect to conflicts of laws rules that would require the application of the laws of another jurisdiction.

      Section 9.2 Arbitration. Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including any dispute regarding its validity or termination, or the performance or breach of this Agreement, shall be finally settled by arbitration in accordance with the provisions set forth in Annex A hereto.

      Section 9.3 Alternative Forum. The parties to this Agreement agree that the appropriate and non-exclusive forum for any disputes arising out of this Agreement solely between the Company and one or more of the Shareholders, in the event that the arbitrator designated pursuant to Annex A lacks jurisdiction to hear such dispute or in connection with any request for an injunction or other provisional or conservatory measures in aid of arbitration as contemplated by this Section 9 and Annex A shall be the Seoul District Court. The parties to this Agreement irrevocably consent to the non-exclusive jurisdiction of such court, and agree to comply with all requirements necessary to give such court jurisdiction.

      Section 9.4 Final Determination. The parties further agree, to the extent permitted by law, that (i) a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of indebtedness, and (ii) any order of preliminary relief obtained in any action or proceeding contemplated above shall be given effect, and will not be contested, in any other jurisdiction within or outside Korea.

      Section 9.5 Waiver of Immunity. To the extent that any party or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it or its assets, any right of immunity on the grounds of sovereignty from jurisdiction of any court, from service of process, or from any legal action, suit or proceeding, including any action, suit or proceeding to compel arbitration pursuant to Annex A or to confirm, enforce or execute any arbitration award issued pursuant to Annex A (including but not limited to, pre-judgment attachment in aid of the arbitration, attachment upon issuance of an arbitration award, or attachment in aid of execution of judgment), in each case in any jurisdiction in which such a proceeding may at any time be commenced with respect to its obligations, liabilities and any other matters arising out of its agreement to arbitrate or an arbitration award issued hereunder, such party, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity.

      Section 9.6 Enforcement. Each of the parties hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right such party may have, in accordance with this Section 9 and Annex A, apply to a court of competent jurisdiction or the International Chamber of Commerce for such equitable relief as such court or tribunal, as the case may be, may deem just and proper in order to enforce this Agreement or prevent any violation of its terms and each party waives any objection to the imposition of relief of an equitable nature if warranted.

                                   ARTICLE X

                                 Miscellaneous

      Section 10.1 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be (a) personally delivered, (b) mailed, certified or registered mail (postage prepaid), (c) sent by reputable next-day or overnight mail courier service (charges prepaid), or (d) sent by fax, to any party hereto at the address indicated on the signature pages hereof, or at such other address or to the attention of such other person as any party hereto has specified in writing to the other parties hereto. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (A) if by personal delivery on the day after such delivery, (B) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (C) if by next-day or overnight mail or delivery, on the day delivered, or (D) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

      Section 10.2 Expenses. Except as specifically provided otherwise herein, each party hereto shall bear and pay its own costs and expenses incurred in connection with the execution and delivery of this Agreement.

      Section 10.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, such holding shall not affect the validity or enforceability of the remainder of this Agreement in such jurisdiction or the validity or enforceability of this Agreement, including such provision, in any other jurisdiction, and such provision shall be interpreted, revised or applied in a manner that renders it valid and enforceable to the fullest extent possible.

      Section 10.4 Remedies. The parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.

      Section 10.5 Entire Agreement. This Agreement and the other Transaction Agreements constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein and supersede all prior agreements, understandings or representations, written or oral, among the parties hereto with respect to such matters.

      Section 10.6 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      Section 10.7 Amendment and Waiver. Except as otherwise provided herein, no amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against any party hereto unless such amendment, alteration, modification or waiver is approved in writing by all parties hereto. The failure of any party hereto to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

      Section 10.8 Interpretation.

            (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

            (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

            (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

            (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

            (f) A reference to any legislation or to any provision of any legislation shall include any amendment thereto, any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

            (g) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      Section 10.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except that Yahoo! Korea may, subject to applicable law, assign this Agreement or any of its rights, interests or obligations hereunder to an Affiliate of Yahoo! Korea without the consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

      Section 10.10 Joint and Several Liability of Yahoo. Yahoo agrees that it shall be jointly and severally liable under this Agreement for all of the obligations of Yahoo! Korea hereunder.

      Section 10.11 Yahoo! Korea Transferees. For purposes of this Agreement, Yahoo! Korea shall mean (i) Yahoo! Korea, to the extent it is then a holder of Equity Securities of the Company and (ii) any Affiliate of Yahoo! Korea, to the extent it is then a holder of Equity Securities of the Company. Any rights that may be exercised by Yahoo! Korea hereunder may be exercised on its behalf by Yahoo.

      Section 10.12 No Third-Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement is intended to or shall confer any rights or benefits upon any person other than the parties hereto.

      Section 10.13 Headings. The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      Section 10.14 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                     [GMARKET, INC. SHAREHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

A. Bohl Praktijk B.V.                      Address for notices:
                                           c/o Oak Investment Partners
                                           One Gorham Island
                                           Westport, Connecticut 06880
By: __________________________             Attn: Edward F. Glassmeyer
    Name: Edward F. Glassmeyer             Facsimile:  (203) 226-6570
    Title: Managing Director

                     [GMARKET, INC. SHAREHOLDERS' AGREEMENT]

Yahoo! Inc.                                Address for notices:
                                           701 First Avenue
By: __________________________             Sunnyvale, California  94089
    Name:  Susan Decker                    Attn:  General Counsel
    Title: EVP and CFO                     Facsimile:

                     [GMARKET, INC. SHAREHOLDERS' AGREEMENT]

Yahoo! Korea Corporation                   Address for notices:
                                           Yahoo! Korea Corporation
By: __________________________             23rd Floor, Glass Tower
    Name:  Nakyang Seong                   946-1 Daechi-dong, Kangnam-ku
    Title: CEO                             Seoul, Korea
                                           Attn:  General Counsel
                                           Facsimile:

                     [GMARKET, INC. SHAREHOLDERS' AGREEMENT]

Interpark Corporation                      Address for notices:
                                           Namseoul Building 8th Floor, 1304-3
By: __________________________             Seocho-dong, Seocho-Gu
    Name:  Ki Hyung Lee                    Seoul 137-074
    Title: Chief Executive Officer         Attn: Mr. Ki Hyung Lee
                                           Facsimile:  +82-2-5383208

                     [GMARKET, INC. SHAREHOLDERS' AGREEMENT]

Gmarket, Inc.                              Address for notices:
                                           8th Floor, LIG Tower, 649-11
By: __________________________             Yeoksam-Dong Gangnam-Gu
    Name: Young Bae Ku                     Seoul, Korea
    Title: Chief Executive Officer         Attn: Young Bae Ku
                                           Facsimile: +82-2-5642798

                                     ANNEX A

                             ARBITRATION PROVISIONS

      All terms used but not defined in this Annex A shall have the meanings set forth in the Agreement. References in this Annex A to "Sections" are to the Sections of this Annex A, unless otherwise specified.

      Section 1. Agreement to Arbitrate. Any and all disputes, controversies or claims arising out of, relating to or in connection with this Agreement, including, without limitation any dispute regarding its interpretation, validity or termination, or the performance or breach thereof shall be finally settled by arbitration administered by the International Chamber of Commerce (the "ICC"). The arbitration shall be conducted in accordance with the ICC Rules of Arbitration (the "ICC Rules") in effect at the time of the arbitration to the extent that such rules have not been modified by agreement of the parties.

      Section 2. Arbitrators. The arbitration shall be conducted by three (3) arbitrators, each of whom shall have experience in complex financial transactions, consisting of one (1) to be appointed by each party to the Agreement in dispute with the two parties in dispute to appoint a third arbitrator by mutual agreement between the first two arbitrators or, failing agreement within thirty (30) days, by the ICC.

      Section 3. Replacement Arbitrators. In the event an appointed arbitrator may not continue to act as an arbitrator of such panel, then the party (or the two arbitrators appointed by the parties in the case of the third arbitrator) that appointed such arbitrator shall have the right to appoint a replacement arbitrator in accordance with the provisions of Section 2. The Parties hereto agree that in the event an arbitral panel has been appointed to resolve a dispute under this Agreement which is pending at the time a dispute arises hereunder, such previously appointed arbitral panel shall be deemed appointed for purposes of resolving the dispute arising hereunder.

      Section 4. Language; Location. Unless the parties otherwise agree, all submissions and awards in relation to arbitration under this Annex A shall be made in English and all arbitration proceedings and all pleadings shall be in English. Original documents in a language other than English shall be submitted as evidence in English translation accompanied by the original or true copy thereof. Witnesses not fluent in English may give evidence in their native tongue (with appropriate translation). The place of arbitration shall be Hong Kong.

      Section 5. Authority. Without limiting the authority conferred on the arbitral panel by this Annex and the rules specified above, the arbitral panel shall have the authority to award specific performance.

      Section 6. Evidence. The parties to this Agreement agree that the parties may, within reason, request the production of relevant documents from the other in the arbitration to the extent deemed appropriate by the arbitral panel. In addition, the parties to this Agreement agree that the arbitral panel may exclude evidence it deems to be irrelevant. The parties further agree that the arbitral panel may rule upon any claim or counterclaim, or any portion thereof (the "Arbitrated Claim"), without holding an evidentiary hearing, if, after affording both parties an opportunity to present written submissions and documentary evidence, the panel concludes that there is no material issue of fact and that the Arbitrated Claim can be determined as a matter of law. With respect to Arbitrated Claims not resolved pursuant to the previous sentence, the arbitral panel shall, unless the parties otherwise agree, hold an evidentiary hearing, except that direct testimony of witnesses shall be submitted by sworn affidavit and, at the request of the other party, the witness submitting the affidavit shall be made available for cross-examination and if the affiant is not made available for cross-examination, the affidavit shall be stricken from the record and shall not be considered as evidence by the arbitral panel; provided, that the foregoing shall not preclude either party from introducing direct oral testimony consistent with testimony previously submitted by sworn affidavit.

      Section 7. Preliminary Relief. Nothing in this Annex A shall preclude either party from seeking provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches of this Agreement) in aid of arbitration from any court of competent jurisdiction. In addition, the arbitral panel may, at the request of a party, order provisions or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches of this Agreement) and, to the extent permitted by applicable laws, the parties shall be able to enforce the terms and provisions of such orders in any court having jurisdiction.

      Section 8. Transcripts. At the request of either party or the arbitral panel, a written transcript shall be made of each hearing before the arbitral panel. The cost of any stenographic record and all transcripts thereof shall be prorated equally among all parties ordering copies or, if the arbitral panel has requested such transcription, the cost shall be prorated equally among the parties, and shall be paid by such parties directly to the reporting agency.

      Section 9. Arbitral Award. Any award in connection with the aforementioned arbitration proceeding shall be final, binding and not subject to appeal, and any judgment upon such award may be entered and enforced in any court of competent jurisdiction. To the extent permitted by applicable laws, the parties to this Agreement hereby waive all challenge to any award of an arbitrator under this Annex A. Each of the parties hereby expressly confirms that its execution of this Agreement and the performance of its obligations thereunder constitute commercial acts and that the relationships created by this Agreement constitute commercial relationships. Each of the parties further expressly confirms that any arbitral award rendered against such party pursuant to this Annex A, will be enforceable against it in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958 (the "New York Convention") in any jurisdiction that is a signatory to the New York Convention.

      Section 10. Continued Performance During Arbitration. No dispute, arbitration or other proceeding shall entitle the Company to suspend payment of dividends otherwise payable to the Shareholders.

                                     ANNEX B

                                JOINDER AGREEMENT

      By execution of this Joinder Agreement, the undersigned agrees to become a party to that certain Shareholders Agreement dated as of June 12, 2006, among A. Bohl Praktijk B.V., a Dutch limited liability company ("DutchCo"), Yahoo! Inc., a corporation organized and existing under the laws of the State of Delaware ("Yahoo"), Yahoo! Korea Corporation, a corporation organized and existing under the laws of the Republic of Korea ("Yahoo! Korea"), Interpark Corporation, and Gmarket, Inc., a corporation organized and existing under the laws of the Republic of Korea (the "Company"), as such agreement may be amended from time to time in accordance with the terms thereof (the "Shareholders Agreement"). The undersigned shall have all the rights, and shall observe all the obligations, applicable to the undersigned thereunder as if it were DutchCo. In furtherance of the foregoing, the undersigned shall be a "Shareholder" for all purposes of the Shareholders Agreement.

Name: _________________________

Address for Notices:                          with copies to:

__________________________________            __________________________________
__________________________________            __________________________________
__________________________________            __________________________________
__________________________________            __________________________________



                                              Signature:

Date:_____________________________            __________________________________

                                    EXHIBIT A

                            STOCK PURCHASE AGREEMENT

                                                                       EXHIBIT A

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of ________ __, ____, between A. Bohl Praktijk B.V., a Dutch limited liability company (the "Seller"), the other Oak Entities (as defined herein), and Yahoo! Korea Corporation, a corporation organized and existing under the laws of the Republic of Korea (the "Purchaser").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Seller, the other Oak Entities and Purchaser are party to a Stock Purchase Agreement, dated as of May 31, 2006 (the "Stock Purchase Agreement"), pursuant to which Purchaser purchased 4,505,650 Common Shares of Gmarket Inc., a corporation organized and existing under the laws of the Republic of Korea (the "Company");

     WHEREAS, the Seller, the Purchaser, Interpark Corporation and the Company are party to a Shareholders Agreement, dated as of June 12, 2006 (the "Shareholders Agreement");

     WHEREAS, in connection with the Stock Purchase Agreement and the Shareholders Agreement, the Seller granted the Purchaser the right to purchase additional Common Shares from the Seller; and

     WHEREAS, in accordance with Section __(1) of the Shareholders Agreement, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, __________ Common Shares of the Company (the "Purchased Shares") on the terms and conditions and for the consideration set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto (each, a "Party" and, collectively, the "Parties") agree as follows: ARTICLE I


                                   DEFINITIONS

     1.1  Definitions.

     As used in this Agreement, the following terms have the following respective meanings:

     Affiliate: of a Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

     Agreement: this Agreement, including the exhibit to this Agreement.

-----------
(1)  Insert the appropriate Section of Article III of the Shareholders
     Agreement.

     Business Day: any day other than a Saturday, a Sunday or a day on which commercial banks in New York, the Republic of Korea or the Netherlands are authorized or obligated by applicable law to close.

     Common Share: common shares, par value Won100 per share, of the Company.

     Existing Stockholders Agreement: means the Stockholders Agreement, dated as of December 23, 2004, by and among the Company and certain shareholders of the Company as amended by the Amendment to the Existing Stockholders Agreement, dated June 12, 2006, by and among the Company and certain shareholders of the Company.

     Governmental Authority: any foreign or national government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     Knowledge: (i) with respect to any natural person, the actual knowledge of such person after due inquiry or (ii) with respect to any corporation or other entity, the actual knowledge of the officers and directors of such corporation or other entity after due inquiry.

     Lien: any mortgage, pledge, deed of trust, hypothecation, claim, security interest, title defect, encumbrance, burden, charge or other similar restriction, lease, sublease, title retention agreement, option, easement, covenant, encroachment or other adverse claim.

     Oak Entities: means the Seller, Pink S.a.r.l., a liability company organized under the laws of Luxembourg, Oak Investment Partners IX, LP, a Delaware limited partnership, Oak IX Affiliates Fund, LP, a Delaware limited partnership, and Oak IX Affiliates Fund-A, LP, a Delaware limited partnership.

     Person: any natural person, firm, limited liability company, general partnership, limited partnership, joint venture, association, corporation, trust, Governmental Authority or other entity.

     Tax: shall mean (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, withholding, capital gains, securities transfer, acquisition, registration, franchise, profits, inventory, capital stock, license, payroll, employment, social security, unemployment, excise, severance, utility, stamp, occupation, real or personal property, estimated taxes, customs duties, assessments and charges in the nature of a tax and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authorities in connection with any item described in clause (i).


                                   ARTICLE II
                                SALE AND PURCHASE

     2.1  Sale and Purchase of the Purchased Shares.

     Subject to the terms and conditions set forth herein, at the Closing, the Seller will sell and transfer to the Purchaser, and the Purchaser will purchase from the Seller, the Purchased Shares for an aggregate purchase price of US$__________ (the "Purchase Price"), payable in cash at the Closing in the manner set forth in Section 2.2 less the applicable withholding Taxes as provided in Section 7.3.

     2.2  Closing.

The closing of the sale and transfer of the Purchased Shares (the "Closing") will take place at the offices of Yahoo! Korea Corporation at 946-1 Glass Tower, Daechi-dong, Kangnam-ku, Seoul, Korea, at 9:00 A.M., Korea time, two Business Days immediately following the satisfaction of each of the conditions set forth in Article VI, or such other date and time as the parties may agree (the "Closing Date"). At the Closing:

     (a) the Seller will deliver to the Purchaser, free and clear of any Lien, one or more certificates representing the Purchased Shares duly endorsed for transfer to, or accompanied by duly executed stock powers in favor of, Purchaser or its nominee, and otherwise in a form acceptable for transfer on the books of the Company; and

     (b) the Purchaser will pay the Purchase Price less the applicable withholding taxes to the Seller by wire transfer of immediately available funds to one or more bank accounts previously designated by the Seller in writing.

     2.3  Simultaneous Closing.

     At the Closing, the transactions set forth in Sections 2.1 and 2.2 shall occur and shall be deemed to occur contemporaneously and shall not occur unless all of the conditions set forth in Article VI have been satisfied or waived in writing by the Party for whose benefit such conditions are included.


                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE OAK ENTITIES

     Each of the Oak Entities, jointly and severally, represents and warrants to the Purchaser as follows:

     3.1  Corporate Status and Authority.

     Each Oak Entity is a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has power and authority (corporate or otherwise) to execute and deliver this Agreement and perform its obligations under this Agreement. Seller has the limited liability company power and authority to own the Purchased Shares.

     3.2  Authorization.

     The execution, delivery and performance of this Agreement have been duly authorized by the board of directors of the Seller, which approval constitutes all necessary action (corporate or otherwise) on the part of the Oak Entities for such authorization.

     3.3  Due Execution and Delivery.

     This Agreement has been duly executed and delivered by each Oak Entity and constitutes the legal, valid and binding obligations of such Oak Entity enforceable against such Oak Entity in accordance with their respective terms.

     3.4  No Conflicts.

     The execution, delivery and performance by each Oak Entity of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not conflict with, contravene, result in a violation or breach of, or default under (with or without the giving of notice or the lapse of time or both), or result in the creation of any Lien upon the Purchased Shares under (i) any provision of any of the charter, by-laws or other organization documents of the Oak Entities, (ii) any statute, code, ordinance, rule or regulation or judgment, order, award, decree, license, permit or other authorization of any court or other Governmental Authority applicable to the Oak Entities or any of its properties or assets or (iii) any contract, agreement, or other instrument to which any of the Oak Entities is a party or by which any of its properties or assets may be bound, except for, in the case of clauses (ii) and (iii), conflicts, contraventions, violations, breaches and defaults that, individually and in the aggregate, would not reasonably be expected to materially impair the ability of any of the Oak Entities to perform its obligations under, or to consummate the transactions contemplated by, this Agreement.

     3.5  No Consents and Approvals.

     No consent, approval or authorization of or filing with any Governmental Authority is required on the part of any of the Oak Entities in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for the filing by Seller of a share transfer report under the Foreign Investment Promotion Law ("FIPL") and except for consents, approvals, authorizations or filings which, if not made or obtained, would not, individually or in the aggregate, reasonably be expected to materially impair the ability of any of the Oak Entities to perform its obligations under, or to consummate the transactions contemplated by, this Agreement. The Seller (i) acquired all of the Purchased Shares pursuant to the FIPL and (ii) duly filed with the applicable Governmental Authority the report of foreign direct investment under the FIPL with regard to the Purchased Shares.

     3.6  Reserved.

     3.7  Titles to Shares.

     (a) All of the Purchased Shares are owned beneficially and of record by the Seller free and clear of any Lien.

     (b) The delivery at the Closing of the certificates representing the Purchased Shares in the manner provided in Section 2.2(a) will transfer to the Purchaser good and marketable title to the Purchased Shares free and clear of any Lien, other than Liens created by the Purchaser and the restrictions on transfer (which restrictions do not restrict the transfers contemplated hereby) under the Existing Stockholders Agreement and the Shareholders Agreement.

     3.8  Litigation.

     There is no action, claim, suit or proceeding pending or, to the Oak Entities'

Knowledge, threatened, and there is no investigation pending or, to the Oak Entities' Knowledge, threatened, in each case, by or before any Governmental Authority, that would reasonably be expected to materially impair the ability of any of the Oak Entities to perform its obligations under, or to consummate the transactions contemplated by, this Agreement.

     3.9  Brokers.

     Other than [________](2), all negotiations relating to this Agreement and the transactions contemplated hereunder have been carried out without the intervention of any Person acting on behalf of any of the Oak Entities in such manner as to give rise to any valid claim against the Purchaser for any brokerage or finder's commission, fee or similar compensation. [The Oak Entities shall be solely responsible for the fees and expenses of [________] and shall indemnify the Purchaser for any claims by [_________] against Purchaser in connection with this Agreement and the transactions contemplated hereunder.]


                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Seller as follows:

     4.1  Corporate Status and Authority.

     The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware of the United States of America and has corporate power and authority to execute and deliver this Agreement and perform its obligations under this Agreement.

     4.2  Authorization.

     The execution, delivery and performance of this Agreement have been duly authorized by Purchaser's board of directors, which constitutes all necessary corporate action on the part of the Purchaser for such authorization.

     4.3  Due Execution and Delivery.

     This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     4.4  No Conflicts.

     The execution, delivery and performance of this Agreement by the Purchaser, and the consummation of the transactions contemplated by this Agreement, do not and will not

-----------

(2) If a broker is used, the name of the broker will be inserted here and in the bracketed sentence at the end of this Section 3.9 (with the brackets deleted). If a broker is not used, the phrase "Other than [___________]," at the beginning of this Section 3.9, as well as the bracketed sentence at the end of this Section 3.9, will be deleted.

conflict with, contravene, result in a violation or breach of, or default under (with or without the giving of notice or the lapse of time or both) (i) any provision of any of the charter, by-laws or other organization documents of the Purchaser, (ii) any statute, code, ordinance, rule or regulation or judgment, order, award, decree, license, permit or other authorization of any court or other Governmental Authority applicable to the Purchaser or any of its properties or assets or (iii) any contract, agreement, or other instrument to which the Purchaser is a party or by which its properties or assets may be bound, except for, in the case of clauses (ii) and (iii), conflicts, contraventions, violations, breaches and defaults that, individually and in the aggregate, would not reasonably be expected to materially impair the ability of the Purchaser to perform its obligations under, or to consummate the transactions contemplated by, this Agreement.

     4.5  No Consents and Approvals.

     No consent, approval or authorization of or filing with any Governmental Authority is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except consents, approvals, authorizations or filings which, if not made or obtained, would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Purchaser to perform its obligations under, or to consummate the transactions contemplated by, this Agreement.

     4.6  Litigation.

     There is no action, claim, suit or proceeding pending or, to the Purchaser's Knowledge, threatened, and there is no investigation pending or, to the Purchaser's Knowledge, threatened, in each case, by or before any Governmental Authority, that would reasonably be expected to materially impair the ability of the Purchaser to perform its obligations under, or to consummate the transactions contemplated by, this Agreement.

     4.7  Purchase for Investment.

     The Purchaser is acquiring the Purchased Shares for investment and not with a view toward any resale or distribution of the Purchased Shares. The Purchaser acknowledges that the Purchased Shares have not been registered pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any other jurisdiction, and may not be transferred in the absence of such registration or an exemption therefrom under the Securities Act or such laws, as the case may be.

     4.8  Access to Information; Satisfactory Review.

     The Purchaser understands the risks of, and other considerations relating to the purchase of the Purchased Shares. The Purchaser has been provided with an opportunity to ask questions of, and has received answers satisfactory to it from, the Company and its representatives regarding the Company and its business, operations, properties, financial condition and prospects, and has obtained any and all information from the Company and its representatives and the Seller that the Purchaser deems necessary regarding the Company and its business, operations, properties, financial condition and prospects in order to make a decision with respect to the purchase of the Purchased Shares. The foregoing, however, does not limit or modify the representations and warranties of the Oak Entities in Article III of this Agreement or the right of the Purchaser to rely thereon.

     4.9  Sophisticated Investor.

     The Purchaser has such knowledge and experience in financial affairs that it is capable of evaluating the merits and risks of, and other considerations relating to, the purchase and ownership of the Purchased Shares, and has relied on its own investigation and has not relied upon any representations, warranties or agreements other than those set forth in this Agreement in connection with the sale and transfer of the Purchased Shares.

     4.10 Accredited Investor.

     The Purchaser is an "accredited investor," as defined in Rule 501(a) of Regulation D under the Securities Act.

     4.11 Brokers.

     All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of the Purchaser in such manner as to give rise to any valid claim against the Seller for any brokerage or finder's commission, fee or similar compensation.


                                    ARTICLE V
                                    COVENANTS

     5.1  Public Announcements; IPO Disclosure.

     (a) From the date of this Agreement to the Closing Date, except as required by applicable law or rules and regulations of a nationally recognized stock exchange, none of the Parties shall make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval of the other Parties. If any announcement is required by applicable law or stock listing requirements to be made by any Party, prior to making such announcement such Party will deliver a draft of such announcement to the other Parties and shall give the other Parties an opportunity to comment thereon.

     (b) Notwithstanding Section 5.1(a), each Party acknowledges and confirms that this Agreement and the transactions contemplated hereby may need to be described in the documentation and other marketing materials for the IPO (and may and shall be so described if the Company considers it appropriate) and, specifically, that this Agreement may be a material contract required to be filed with the regulatory authorities and/or made available for public inspection in connection with the IPO of the Common Shares.

     5.2  Further Actions.

     (a) Each of the Parties shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. In furtherance of the foregoing, each of the Parties shall use its best efforts to satisfy the conditions precedent set forth in Article VI as soon as practicable.

     (b) Each of the Parties shall, as promptly as practicable, (i) file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by or on behalf of it, or any of its Affiliates pursuant to applicable law and (ii) use reasonable efforts to obtain, or cause to be obtained, all other consents, approvals and authorizations that may be required to be obtained by it, in each case in connection with this Agreement and the consummation of the transactions contemplated hereby.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     6.1  Conditions to Obligations of Each Party.

     The obligations of the Oak Entities and the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

     (a) No Injunction, etc. Consummation of the transactions contemplated hereby have not been restrained, enjoined or otherwise prohibited or made illegal by any applicable law, including any order, injunction, decree or judgment of any court or other Governmental Authority in any material respect.

     6.2  Conditions to Obligations of the Seller.

     The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, on or prior to the Closing Date, of the following additional conditions, which the Purchaser agrees to use reasonable best efforts to cause to be fulfilled:

     (a) Delivery of the Purchase Price. The Purchaser shall have delivered to the Seller the Purchaser Price less the applicable withholding taxes in accordance with Section 2.2(b).

     (b) Representations and Warranties and Obligations of the Purchaser. The representations and warranties in Article IV (which for purposes of this Section 6.2(b) shall be read as though none of them contained any materiality qualifier) shall be true and correct in all material respects when made and at and as of the Closing with the same effect as though made at and as of such time, except that those representations and warranties which are made as of a specific date shall be true and correct in all material respects only as of such date. The Purchaser shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Purchaser at or before the Closing.

     (c) Officer's Certificate. The Purchaser shall have delivered to the Seller a certificate, dated the Closing Date and signed by a duly authorized officer, as to the fulfillment of the conditions set forth in Section 6.2(b).

     6.3  Conditions to Obligations of the Purchaser.

     The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, which the Oak Entities agree to use reasonable best efforts to cause to be fulfilled:

     (a) Delivery of the Purchased Shares. The Seller shall have delivered to the Purchaser one or more certificates representing the Purchased Shares pursuant to Section 2.2(a).

     (b) Representations and Warranties and Obligations of the Oak Entities. The representations and warranties in Article III (which for purposes of this Section 6.3(b) shall be read as though none of them contained any materiality qualifier) shall be true and correct in all material respects when made and at and as of the Closing with the same effect as though made at and as of such time, except that those representations and warranties which are made as of a specific date shall be true and correct in all material respects only as of such date. The Oak Entities shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Oak Entities at or before the Closing.

     (c) Officer's Certificate. The Seller shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by a duly authorized officer, as to the fulfillment of the conditions set forth in Section 6.3(b).

     (d) Share Transfer Report. Purchaser shall have received evidence reasonably satisfactory to it that a share transfer report under the FIPL contemplated by Section 3.5 has been timely filed by the Seller with the appropriate Governmental Authority and accepted by such Governmental Authority.

     (e) Application for Tax Exemption. Purchaser shall have received evidence reasonably satisfactory to it (including but not limited to a complete copy of such application and a receipt of such filing from the relevant regional tax office) that an Application for Tax Exemption has been timely submitted by the Seller to the relevant regional tax office.


                                  ARTICLE VII
                                 INDEMNIFICATION

     7.1  Survival of Representations and Warranties.

     The representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of two (2) years; provided that the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.7, 4.1, 4.2 and 4.3 shall survive indefinitely. The representations and warranties of the Parties shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the other Parties.

     7.2  Indemnification.

     (a) By the Oak Entities. From and after the Closing, the Oak Entities, jointly and severally, agree to indemnify and hold harmless the Purchaser, its Affiliates and its Representatives (the "Purchaser Indemnified Parties") from and against any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys' fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), incurred or sustained by any of the Purchaser Indemnified Parties as a result of the breach by the Oak Entities of any representation, warranty, covenant or agreement set forth in this Agreement, provided that there shall not be any duplicative payments or indemnities by the Oak Entities.

     The rights of the Purchaser Indemnified Parties to indemnification under this Section 7.2(a) shall be limited as follows:

          (i) The amount of any Damages incurred by the Purchaser Indemnified Parties shall be reduced by the net amount of the tax benefits actually realized by the Purchaser Indemnified Parties by reason of such Damage.

          (ii) The amount of any Damages incurred by the Purchaser Indemnified Parties shall be reduced by the net amount the Purchaser Indemnified Parties recover (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer of the Purchaser Indemnified Parties, and the Purchaser Indemnified Parties shall use reasonable efforts to effect any such recovery.

          (iii) In no event shall the liability of the Oak Entities under this
     Section 7.2(a) (excluding the liability of the Oak Entities under Section
     7.3 or any matters related thereto) be greater than the Purchase Price.

     (b) By the Purchaser. From and after the Closing, the Purchaser agrees to indemnify and hold harmless the Seller, its Affiliates and its Representatives (the "Seller Indemnified Parties") from and against any Damages incurred or sustained by any of the Seller Indemnified Parties as a result of the breach by the Purchaser of any representation or warranty set forth in this Agreement, provided that there shall not be any duplicative payments or indemnities by the Purchaser.

     The rights of the Seller Indemnified Parties to indemnification under this
Section 7.2(b) shall be limited as follows:

          (i) The amount of any Damages incurred by the Seller Indemnified Parties shall be reduced by the net amount of the tax benefits actually realized by the Seller Indemnified Parties by reason of such Damages.

          (ii) The amount of any Damages incurred by the Seller Indemnified Parties shall be reduced by the net amount the Seller Indemnified Parties recover (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer of the Seller Indemnified Parties, and the Seller Indemnified Parties shall use reasonable efforts to effect any such recovery.

          (iii) In no event shall the liability of the Purchaser under this
     Section 7.2(b) be greater than the Purchase Price.

     (c) Indemnification Procedures. A Party entitled to indemnification hereunder shall herein be referred to as an "Indemnified Party." A Party obligated to indemnify an Indemnified Party hereunder shall herein be referred to as an "Indemnifying Party." An Indemnified Party shall promptly notify the Indemnifying Party upon receipt of written notice of any claim for which indemnity may be sought hereunder, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from the obligation to indemnify an Indemnified Party except to the extent that the Indemnifying Party is actually prejudiced as a result of such failure. Upon receipt of such notice, the Indemnifying Party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense, unless the named parties to such action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there exists a conflict of interest that would make it inappropriate, in the judgment of such counsel, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, in which case the Indemnified Party shall be entitled to retain its own counsel reasonably acceptable to the Indemnified Party, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the prior written consent of the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and appoint its own counsel therefor. If the Indemnifying Party does not elect to assume the defense of such claim or action within 30 calendar days of the Indemnified Party's delivery to notice of such a claim or action, the Indemnified Party shall be entitled to assume the defense thereof, shall act reasonably and in accordance with its good faith business judgment with respect to such defense, and shall not settle or compromise any such claim or action without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned. The Parties hereto agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or action, including making employees available on a mutually convenient basis to provide additional information and explanation of any relevant materials or to testify at any proceedings relating to such claim or action.

     (d) Contribution. If the indemnification provided for in Section 7.2 above or in Section 7.3 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any Damages as a matter of public policy, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and the

Indemnified Party in connection with the action or inaction which resulted in such Damages, as well as any other relevant equitable considerations.

     7.3 Tax Indemnification. Each Party shall be solely responsible for all Taxes to be imposed on or to be due from such Party arising out of or in connection with the consummation of the transactions contemplated by this Agreement. Purchaser shall withhold from the Purchase Price payable to Seller as provided in Section 2.2(b) of this Agreement, and pay to the relevant tax authority, the Korean securities transaction tax in the amount of 0.5% of the Purchase Price. Purchaser shall not withhold any Korean Taxes on capital gains from the Purchase Price, provided that Seller has supplied to Purchaser on or prior to the Closing Date a copy of the tax exemption application filed with the relevant tax office in accordance with applicable laws and regulations (as required pursuant to Section 6.3(e)). Notwithstanding the foregoing, if the Korean Tax authorities subsequently determine applicability of or impose on Purchaser any Korean Taxes with respect to capital gains attributable to the sale of the Purchased Shares by Seller hereunder, the Oak Entities shall, jointly and severally, indemnify and hold harmless Purchaser against and in respect of any Damages incurred by Purchaser arising out of or in connection with such Korean Taxes including (i) any Taxes that the Korean Tax authorities shall have determined should have been withheld by Purchaser or shall have imposed on Purchaser with respect to such capital gains and (ii) any surtax or penalty assessed thereon. Each of the Oak Entities, jointly and severally, acknowledges and agrees that Purchaser, in its sole discretion, may choose to pay the Taxes as invoiced by the Tax authority prior to the final resolution of any appeal thereof in order to avoid penalty or otherwise prevent any disruption in its business and operation, and each of the Oak Entities, jointly and severally, shall immediately indemnify and hold harmless Purchaser with respect to such amounts paid by Purchaser and any Damages related thereto. For the avoidance of doubt, upon indemnification by Seller and/or the Oak Entities for the amount paid by Purchaser to the relevant Tax Authority, Seller and the Oak Entities shall be entitled to contest at their sole expense such tax payment by Purchaser and seek a refund from such Tax Authority. To the extent such indemnification payment has been made by the Oak Entities, if the Tax authority later refunds all or any portion of such Taxes paid by Purchaser in accordance with the final resolution, Purchaser shall immediately return such refunded Taxes to the applicable Oak Entity(ies).

     7.4  Exclusive Remedy.

     The indemnification remedies provided in this Section 7 shall constitute the sole and exclusive remedies of the Parties under or in connection with this Agreement and the transactions contemplated hereunder; provided, however, (a) nothing in this Agreement shall prevent or restrict the right of any party to obtain injunctive relief and (b) this exclusivity provision shall not apply to claims for actual fraud or intentional misrepresentation.

                                  ARTICLE VIII
                       GOVERNING LAW; DISPUTE RESOLUTION;
                         AND SUBMISSION TO JURISDICTION

     8.1  Governing Law.

     This Agreement and the rights and obligations of the Parties and the Persons subject hereto shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to conflicts of laws rules that would require the application of the laws of another jurisdiction.

     8.2  Arbitration.

     Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including any dispute regarding its validity or termination, or the performance or breach of this Agreement, shall be finally settled by arbitration in accordance with the provisions set forth in Exhibit A hereto.

     8.3  Alternative Forum.

     The Parties to this Agreement agree that the appropriate and exclusive forum for any disputes arising out of this Agreement solely between the Parties, in the event that the arbitrator designated pursuant to Exhibit A lacks jurisdiction to hear such dispute or in connection with any request for an injunction or other provisional or conservatory measures in aid of arbitration as contemplated by this Article VIII and Exhibit A shall be the U.S. District Court for the Northern District of the State of California. If such court will not hear any such suit, the Parties agree to jurisdiction in the courts of the State of California. The Parties to this Agreement irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction. The Parties to this Agreement further agree that the Parties will not bring suit with respect to any disputes arising out of this Agreement, except as expressly set forth below for the execution or enforcement of judgment, in any jurisdiction other than the above specified courts.

     8.4  Final Determination.

     The Parties further agree, to the extent permitted by law, that (i) a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of indebtedness, and (ii) any order of preliminary relief obtained in any action or proceeding contemplated above shall be given effect, and will not be contested, in any other jurisdiction within or outside Korea.

     8.5  Waiver of Immunity.

     To the extent that any Party or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it or its assets, any right of immunity on the grounds of sovereignty from jurisdiction of any court, from service of process, or from any legal action, suit or proceeding, including any action, suit or proceeding to compel arbitration pursuant to Exhibit A or to confirm, enforce or execute any arbitration award issued pursuant to Exhibit A (including but not limited to, pre-judgment attachment in aid of the arbitration, attachment upon issuance of an arbitration award, or attachment in aid of execution of judgment), in each case in any jurisdiction in which such a proceeding may at any time be commenced with respect to its obligations, liabilities and any other matters arising out of its agreement to arbitrate or an arbitration award issued hereunder, such Party, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity.

     8.6  Enforcement.

     Each of the Parties hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right such Party may have in accordance with this Article VIII and Exhibit A, it may apply to a court of competent jurisdiction or the International Chamber of Commerce for such equitable relief as such court or tribunal, as the case may be, may deem just and proper in order to enforce this Agreement or prevent any violation of its terms and each party waives any objection to the imposition of relief of an equitable nature if warranted.


                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Exclusivity of Representations and Warranties; Relationship Between the Parties.

     It is the explicit intent and understanding of each of the Parties that none of the Parties nor any of their respective Affiliates, Representatives or agents is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement and none of the Parties are relying on any statement, representation or warranty, oral or written, express or implied, made by the other Party or such other Party's Affiliates or Representatives, except for the representations and warranties set forth in this Agreement. The Parties agree that this is an arm's length transaction in which the Parties' undertakings and obligations are limited to the performance of their obligations under this Agreement. The Purchaser acknowledges that its relationship with the Seller is contractual, based solely on the terms of this Agreement, the Stock Purchase Agreement, the Existing Stockholders Agreement, the Shareholders Agreement and the Registration Rights Agreement (as such term is defined in the Stock Purchase Agreement), and that there is no special relationship of trust or reliance between the Purchaser and the Seller.

     9.2  Termination.

     This Agreement may be terminated by mutual consent of the Purchaser and the Seller. Nothing in this Section 9.2 will be deemed to release either Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of either Party to compel specific performance by the other Party of its obligations under this Agreement.

     9.3  Notices.

     All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be
(a) personally delivered, (b) mailed, certified or registered mail (postage prepaid), (c) sent by reputable next-day or overnight mail courier service (charges prepaid), or (d) sent by fax, to each Party at the address indicated on the signature pages hereof, or at such other address or to the attention of such other Person as either Party has specified in writing to the other Party. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (A) if by personal delivery on the day after such delivery, (B) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (C) if by next-day or overnight mail or delivery, on the day delivered, or (D) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

     9.4  Expenses.

     Except as specifically provided otherwise herein, each Party shall bear and pay its own costs and expenses incurred in connection with the execution and delivery of this Agreement.

     9.5  Severability.

     If any provision of this Agreement is held by a court or arbitral tribunal of competent jurisdiction to be invalid or unenforceable in any jurisdiction, such holding shall not affect the validity or enforceability of the remainder of this Agreement in such jurisdiction or the validity or enforceability of this Agreement, including such provision, in any other jurisdiction, and such provision shall be interpreted, revised or applied in a manner that renders it valid and enforceable to the fullest extent possible.

     9.6  Remedies.

     Each Party agrees that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by it and that, in addition to all other remedies available to each Party, each Party shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.

     9.7  Entire Agreement.

     This Agreement constitutes the entire agreement and understanding of the Parties with respect to the matters referred to herein.

     9.8  Time of Essence.

     Each of the Parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     9.9  Amendment and Waiver.

     Except as otherwise provided herein, no amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Oak Entities or the Purchaser, unless such amendment, alteration, modification or waiver is approved in writing by the Seller and the Purchaser. The failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such Party thereafter to enforce each provision of this Agreement in accordance with its terms.

     9.10 Interpretation.

     (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

     (b) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

     (d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

     (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

     (f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

     (g) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provisions of this Agreement.

     9.11 Assignment.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

     9.12 No Third-Party Beneficiaries.

     Nothing in this Agreement is intended to or shall confer any rights or benefits upon any Person other than the Parties.

     9.13 Headings.

     The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     9.14 Counterparts.

     This Agreement may be executed in any number of counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

              [the remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

A. Bohl Praktijk B.V.                                   Address for notices:
                                                        Rokin 55
By:                                                     1012 KK Amsterdam
      ------------------------------------------
      Name:                                             Netherlands
      Title:                                            Attn: Edward F. Glassmeyer
                                                        Facsimile:  (203) 222-6936
Oak Investment Partners IX, LP                          Address for notices:
                                                        One Gorham Island
By:  Oak Associates IX, LLC, its General Partner        Westport, Connecticut 06880
                                                        Attn: Edward F. Glassmeyer
By:                                                     Facsimile:  (203) 222-6936
      ------------------------------------------
      Name:
      Title:
Oak IX Affiliates-A Fund, LP                            Address for notices:
                                                        One Gorham Island
By:  Oak Associates IX, LLC, its General Partner        Westport, Connecticut 06880
                                                        Attn: Edward F. Glassmeyer
By:                                                     Facsimile:  (203) 222-6936
      ------------------------------------------
      Name:
      Title:
Oak IX Affiliates Fund, LP                              Address for notices:
                                                        One Gorham Island
By:  Oak Associates IX, LLC, its General Partner        Westport, Connecticut 06880
                                                        Attn: Edward F. Glassmeyer
By:                                                     Facsimile:  (203) 222-6936
      ------------------------------------------
      Name:
      Title:

Pink, S.a.r.l.                                          Address for notices:
                                                        59, Boulevard Royal
By:  Oak Associates IX, LLC, its General Partner        L-2449 Luxembourg
                                                        Attn: Edward F. Glassmeyer
By:                                                     Facsimile:  (203) 222-6936
      ------------------------------------------
      Name: Edward F. Glassmeyer
      Title:  Manager
Yahoo! Korea Corporation                                Address for notices:
                                                        Yahoo! Korea Corporation
By:                                                     946-1 Glass Tower
      ------------------------------------------
      Name:                                             Daechi-dong, Kangnam-ku
      Title:                                            Seoul, Korea
                                                        Attention:  General Counsel

                                                        With a copy to:
                                                        701 First Avenue
                                                        Sunnyvale, California  94089
                                                        Attn: General Counsel
                                                        Facsimile: (408) 349-7750

                                    EXHIBIT A

                             ARBITRATION PROVISIONS

     All terms used but not defined in this Exhibit A shall have the meanings set forth in the Agreement. References in this Exhibit A to "Sections" are to the Sections of this Exhibit A, unless otherwise specified.

     Section 1. Agreement to Arbitrate. Any and all disputes, controversies or claims arising out of, relating to or in connection with this Agreement, including, without limitation any dispute regarding its interpretation, validity or termination, or the performance or breach thereof shall be finally settled by arbitration administered by the International Chamber of Commerce (the "ICC"). The arbitration shall be conducted in accordance with the ICC Rules of Arbitration (the "ICC Rules") in effect at the time of the arbitration to the extent that such rules have not been modified by agreement of the parties.

     Section 2. Arbitrators. The arbitration shall be conducted by three (3) arbitrators, each of whom shall have experience in complex financial transactions, consisting of one (1) to be appointed by the Seller and one (1) to be appointed by the Purchaser with the two parties in dispute to appoint a third arbitrator by mutual agreement between the first two arbitrators or, failing agreement within thirty (30) days, by the ICC.

     Section 3. Replacement Arbitrators. In the event an appointed arbitrator may not continue to act as an arbitrator of such panel, then the party (or the two arbitrators appointed by the parties in the case of the third arbitrator) that appointed such arbitrator shall have the right to appoint a replacement arbitrator in accordance with the provisions of Section 2. The Parties hereto agree that in the event an arbitral panel has been appointed to resolve a dispute under this Agreement which is pending at the time a dispute arises hereunder, such previously appointed arbitral panel shall be deemed appointed for purposes of resolving the dispute arising hereunder.

     Section 4. Language; Location. Unless the parties otherwise agree, all submissions and awards in relation to arbitration under this Exhibit A shall be made in English and all arbitration proceedings and all pleadings shall be in English. Original documents in a language other than English shall be submitted as evidence in English translation accompanied by the original or true copy thereof. Witnesses not fluent in English may give evidence in their native tongue (with appropriate translation). The place of arbitration shall be the city of San Francisco, California.

     Section 5. Authority. Without limiting the authority conferred on the arbitral panel by this Exhibit A and the rules specified above, the arbitral panel shall have the authority to award specific performance.

     Section 6. Evidence. The Parties to this Agreement agree that the Parties may, within reason, request the production of relevant documents from the other in the arbitration to the extent deemed appropriate by the arbitral panel. In addition, the Parties to this Agreement agree that the arbitral panel may exclude evidence it deems to be irrelevant. The Parties further agree that the arbitral panel may rule upon any claim or counterclaim, or any portion thereof (the "Arbitrated Claim"), without holding an evidentiary hearing, if, after affording both Parties an opportunity to present written submissions and documentary evidence, the panel concludes that there is no material issue of fact and that the Arbitrated Claim can be determined as a matter of law. With respect to Arbitrated Claims not resolved pursuant to the previous sentence, the arbitral panel shall, unless the Parties otherwise agree, hold an evidentiary hearing, except that direct testimony of witnesses shall be submitted by sworn affidavit and, at the request of the other Party, the witness submitting the affidavit shall be made available for cross-examination and if the affiant is not made available for cross-examination, the affidavit shall be stricken from the record and shall not be considered as evidence by the arbitral panel; provided, that the foregoing shall not preclude either party from introducing direct oral testimony consistent with testimony previously submitted by sworn affidavit.

     Section 7. Preliminary Relief. Nothing in this Exhibit A shall preclude either party from seeking provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches of this Agreement) in aid of arbitration from any court of competent jurisdiction. In addition, the arbitral panel may, at the request of a party, order provisions or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches of this Agreement) and, to the extent permitted by applicable laws, the Parties shall be able to enforce the terms and provisions of such orders in any court having jurisdiction.

     Section 8. Transcripts. At the request of either party or the arbitral panel, a written transcript shall be made of each hearing before the arbitral panel. The cost of any stenographic record and all transcripts thereof shall be prorated equally among all Parties ordering copies or, if the arbitral panel has requested such transcription, the cost shall be prorated equally among the parties, and shall be paid by such Parties directly to the reporting agency.

     Section 9. Arbitral Award. Any award in connection with the aforementioned arbitration proceeding shall be final, binding and not subject to appeal, and any judgment upon such award may be entered and enforced in any court of competent jurisdiction. To the extent permitted by applicable laws, the parties to this Agreement hereby waive all challenge to any award of an arbitrator under this Exhibit A. Each of the Parties hereby expressly confirms that its execution of this Agreement and the performance of its obligations thereunder constitute commercial acts and that the relationships created by this Agreement constitute commercial relationships. Each of the Parties further expressly confirms that any arbitral award rendered against such party pursuant to this Exhibit A, will be enforceable against it in accordance with the United Nations Convention on the

Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958 (the "New York Convention") in any jurisdiction that is a signatory to the New York Convention.

     Section 10. Continued Performance During Arbitration. No dispute, arbitration or other proceeding shall entitle the Company to suspend payment of dividends otherwise payable to its shareholders.